CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                      AMERICAN TISSUE MILLS OF CANADA, INC.


     Under Section 805 of the Business Corporation Law

     The undersigned hereby set forth and certify as follows:


     1.   The name of the Corporation is:

                      AMERICAN TISSUE MILLS OF CANADA, INC.

     2. The Certificate of Incorporation was filed by the Department of State on the 12th day of August, 1992.

     3. The Certificate of Incorporation is hereby amended to change the corporations name.

     Paragraph One of the Certificate of Incorporation is amended to read as follows:

     The name of the corporation is:

                      AMERICAN TISSUE MILLS OF OREGON, INC.

     4. This amendment to the Certificate of Incorporation was authorized by the agent for the Sole Incorporator; as the Sole Incorporator is unable to act, and there are no directors, officers or holders of shares whose subscriptions for shares have been accepted.

     IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 26th day of October 1992, and hereby affirm the truth of the statements contained herein under the penalties of perjury.



                                             /s/ Linda Pellitier
                                             -----------------------------
                                             Linda Pellitier
                                             Agent for Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION
                                       OF

                      AMERICAN TISSUE MILLS OF CANADA, INC.

                Under Section 805 of the Business Corporation Law





                                                                  [STAMP]
                                                             STATE OF NEW YORK
                                                             DEPARTMENT OF STATE
                                                             FILED OCT 30 1992




Filer:  Linda Pellitier
        Corporation Service Company
        4 Central Avenue
          Albany, NY 12210

                          CERTIFICATE OF INCORPORATION

                                       OF

                      American Tissue Mills of Canada, Inc.

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

- --------------------------------------------------------------------------------

     The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of Section 402 of the Business Corporation Law of the State of New York, hereby certifies as follows:

     FIRST: The name of the corporation is:

                      American Tissue Mills of Canada, Inc.

     SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, exclusive of any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD: The office of the corporation in the State of New York is to be located in the County of New York.

     FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is:

Two Hundred (200) Shares At No Par Value

     FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                                 Barry H. Mandel
                           c/o Mandel And Resnik, P.C.
                              220 East 42nd Street
                               New York, NY 10017



     IN WITNESS WHEREOF, I have executed and subscribed this certificate and do affirm the foregoing as true under the penalties of perjury this Twelfth day of August, A.D. 1992.



                                                  /s/ Alexa M. Rockwell
                                                  ------------------------------
                                                  Alexa M. Rockwell
                                                  Incorporator
                                                  Corporation Service Company
                                                  1013 Centre Road
                                                  Wilmington, DE 19805

                          CERTIFICATE OF INCORPORATION

                                       OF

                      American Tissue Mills of Canada Inc.

                         -----------------------------

                   Section 402 of the Business Corporation Law



                                                                     ICC
                                                              STATE OF NEW YORK
                                                             DEPARTMENT OF STATE
                                                              FILED AUG 12 1992
                                                                  TAX$  10
                                                                  BY: PEM
                                                                  NY. Co.










Filer:  Alexa M. Rockwell
        Corporation Service Company
        1013 Centre Road
        Wilmington, DE 19805

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                     AMERICAN TISSUE MILLS OF OREGON, INC.
               (Under Section 805 of the Business Corporation Law)


     It is hereby certified that:

     FIRST: The name of the Corporation is American Tissue Mills of Oregon, Inc.

     SECOND: The Certificated of Incorporation of the Corporation was filed by the Department of State on the 12th day of August 1992.

     THIRD: The amendment of the Certificate of Incorporation effected by this Certificate of Amendment is as follows: to limit the liability of directors of the Corporation.

     FOURTH: To accomplish the foregoing amendment, the following new Article Sixth is hereby added to the Certificate of Incorporation:

          SIXTH: No director shall be personally liable to the Corporation or its shareholders for damages for any breach of duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable (i) if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) if he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iii) if his acts violated section 719 of the New York Business Corporation Law. This provision shall not eliminate or limit the liability of any director for any act or omission prior to the adoption of such provision.

     FIFTH: The foregoing amendment was authorized by the Board of Directors followed by a vote of the holders of all outstanding shares entitled to vote thereon.

Dated:  July 30, 1999


                                                     /s/ Mehdi Gabayzadeh
                                                     ---------------------------
                                                     Mehdi Gabayzadeh, President

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                     AMERICAN TISSUE MILLS OF OREGON, INC.

                Under Section 805 of the Business Corporation Law



                                                         [STAMP]







FILER:

Mandel and Resnik, P.C.
220 East 42nd Street
New York, NY  10017

State of New York  }
Department of State}

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.


Witness my hand and seal of the Department of State on  Sep 10 1999



                 [SEAL]              /s/ [ILLEGIBLE]

                                     Special Deputy Secretary of State